Exhibit 10.8

IOVANCE BIOTHERAPEUTICS, INC.

OPTION CERTIFICATE

(Non-Qualified Stock Option)

THIS IS TO CERTIFY that Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), has granted to the optionee named below (“Optionee”) a non-qualified stock option (the “Option”) to purchase shares of the Company’s Common Stock (the “Shares”) under its 2014 Equity Incentive Plan (the “Plan”) and upon the terms and conditions set forth below and in the attached Stock Option Agreement:

Name of Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%
Address of Optionee:	%%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%ZIPCODE%-% %%COUNTRY%-%
Number of Shares:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%
Option Exercise Price:	%%OPTION_PRICE%-%
Date of Grant:	%%OPTION_DATE,'Month DD, YYYY'%-%
Option Expiration Date:	%%EXPIRE_DATE_PERIOD1,'Month DD, YYYY'%-%

Exercise Schedule: The Option shall become exercisable (“vest”) as follows:

%%SHARES_PERIOD1%-%	%%VEST_TYPE_PERIOD1%-%	%%VEST_DATE_PERIOD1,'Month DD, YYYY'%-%

%%SHARES_PERIOD2%-%	%%VEST_TYPE_PERIOD2%-%	%%VEST_DATE_PERIOD2,'Month DD, YYYY'%-%

In Witness Whereof, the Company has granted to Optionee the Option as of the Date of Grant set forth above.

OPTIONEE
IOVANCE BIOTHERAPEUTICS, INC.
%%FIRST_NAME%-% %%LAST_NAME%-%
By Timothy E. Morris

Chief Financial Officer

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option)

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Option Certificate to which this Agreement is attached (the “Certificate”) by and between Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”) on behalf of itself and its Affiliates, and the optionee (the “Optionee”) named in the Certificate.

Pursuant to the 2014 Equity Incentive Plan of the Company (the “Plan”), the Administrator has determined that Optionee is to be granted, on the terms and conditions set forth in this Agreement and in the Plan, an option to purchase shares of the Company’s common stock (the “Common Stock”). It is intended that the option not qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

The Company and Optionee agree as follows:

1.  Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions set forth in this Agreement, an Option (the “Option”) to purchase all or any portion of that number of shares of Common Stock set forth in the Certificate (the “Option Shares”), at the exercise price set forth in the Certificate (the “Exercise Price”).

2.  Vesting.

2.1.         The Option shall “vest” and become exercisable in installments upon and after the dates set forth under the caption “Exercise Schedule” in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

2.2.         No vesting shall occur after the Employment Termination Date (as defined in Section 4.2 of this Agreement).

2.3.         Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

3.  Exercise of the Option.

3.1.         The Option may be exercised, in whole or in part, only by delivery to the Company of:

3.1.1.      notice, provided electronically or as the Company may otherwise specify, of the exercise of the Option stating the number of Option Shares being purchased (the “Purchased Shares”); and

3.1.2.      payment of the Exercise Price (i) in cash or cash equivalent; or (ii) with the prior approval of the Administrator, by delivery to the Company of such other consideration (such as a note or shares of Common Stock) acceptable to the Administrator.

3.2.         Following receipt of the exercise notice, any other applicable documents and the payment referred to above, the Company shall, within 30 days, cause certificates (which may be in book-entry form) representing the Purchased Shares to be issued and delivered to Optionee (including through electronic delivery to a brokerage account); provided; however, that the Company shall not be obligated to issue a fraction or fractions of a share otherwise issuable upon exercise of the Option, and may pay to Optionee, in cash or cash equivalent, the fair market value of any such fraction or fractions of a share as of the date of exercise.

3.3.         If requested by the Administrator, Optionee shall also deliver this Agreement to the Secretary of the Company, who shall endorse hereon a notation of the exercise and return this Agreement to Optionee. The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Administrator the notice referred to in this Section 3. Optionee shall not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the date of issuance of the Purchased Shares to him or her for such shares following payment in full for the Option Shares purchased.

3.4.         If  approved by the Company, the Optionee may exercise the Option by means of a broker assisted sale of the Option Shares by delivery of irrevocable directions to a Company approved securities broker (on a form prescribed by the Company) to sell the Option Shares and to deliver all or part of the sale proceeds to the Company in payment of the Exercise Price and/or tax withholding obligations or other required deductions.  In the event of any broker-assisted sale of Option Shares, Optionee will be responsible for all broker’s fees and other costs of sale, and Optionee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.

3.5.         As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option.  At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares otherwise issuable to Optionee upon the exercise of this Option.

4.  Termination of Option.

4.1.         The Option shall terminate and expire upon the earliest to occur of: (i) the Option Expiration Date set forth in the Option Certificate; (ii) the Termination Date; and (iii) a Corporate Transaction unless otherwise specified (x) in a Superseding Agreement or Resolution (each as defined hereinafter), or (y) by the Administrator.

4.2.         For purposes of this Agreement:

4.2.1.      “Employment Termination Date” shall mean the first day Optionee is not a director, employee or consultant to the Company and its Affiliates.  As long as Optionee is at least one of employee, director or consultant, the Employment Termination Date shall not be deemed to have occurred.  For example, if Optionee is an employee and a director, the termination of employment as an employee while remaining a director shall not establish an Employment Termination Date (which would only be established if and when Optionee ceases to be a director). Optionee’s employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

4.2.2.      “Termination Date” shall be: (a) the date 90 days following the Employment Termination Date unless Optionee’s employment is terminated For Cause or as a result of the death,  disability,  or Retirement (as defined hereinafter) of Optionee; (b) upon the Employment Termination Date if Optionee’s employment is terminated For Cause; (c) the date one year following the Employment Termination Date as a result of the death, disability, or Retirement of Optionee; or (d) in the case of an Optionee that received the Option  as a director, the date which is the earlier of the Option Expiration Date and the date that is two years after the date of such termination.

4.2.3.      “For Cause” shall mean Optionee’s loss of employment by the Company or any of its Affiliates due to Optionee’s (a) willful breach or habitual neglect or continued incapacity to perform Optionee’s required duties, (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude in connection with Optionee’s services to the Company or its Affiliates or which in the determination of the Administrator would prevent the effective performance of Optionee’s duties or (c) termination For Cause under any employment agreement between the Company and Optionee (as for cause is defined therein).

4.2.4.      “Retirement” shall mean, unless otherwise defined in a Superseding Agreement or in a Resolution, the termination of an Optionee’s employment with the Company or its Affiliates after the Optionee has attained the age of 55 years and the Optionee has stated at the time of resignation, in writing, his or her intention to leave the Company’s industry or to leave the general workforce.  Notwithstanding the foregoing, the term “Retirement” shall not apply to any Optionee whose employment is terminated For Cause or to any Optionee who is solely a director or consultant.  In the event that the Optionee accepts full-time or part-time employment during the one-year period following the Optionee’s Employment Termination Date, the Optionee’s termination will be deemed, for all purposes hereunder and for the purposes of Section 4.2.2 herein, to have been a voluntary resignation, and not a termination upon Retirement, such that the Termination Date shall be the date 90 days following the Employment Termination Date.

5.  Adjustment. The number of shares and Exercise Price of this Option shall be subject to adjustment under the circumstances contemplated by the Plan and the Option Expiration Date may be accelerated by the Administrator upon the circumstances set forth in the Plan.

6.  Corporate Transactions. Upon the occurrence of a Corporate Transaction, the Option shall be subject to the actions of the Administrator as contemplated in the Plan, including without limitation the termination of the Option immediately prior to the consummation of the Corporate Transaction.

7.  Modification. Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would alter or impair any rights of Optionee under the Option.

8.  Incorporation of Plan. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply with the Plan. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

9.  Restrictions on Sale of Purchased Shares. Optionee understands that: (a) unless the issuance of the Purchased Shares to Optionee upon exercise of the Option is registered under the Securities Act of 1933, as amended (the “Securities Act”), the Purchased Shares will be “restricted securities” within the meaning of Rule 144 under such Act; (b) the Purchased Shares may not be sold, transferred or assigned by the Optionee except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act; and (c) the Company is under no obligation to file a registration statement under the Securities Act covering the Option Shares. Optionee agrees that any certificates evidencing Purchased Shares may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities laws.

10.  General Provisions.

10.1.       Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company that the Company deems to be reasonably necessary to effectuate the term and intent of this Agreement.

10.2.       Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

10.3.       Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.4.       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made in, and to be performed within, that State.

10.5.       Transfer of Rights under this Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, corporation, firm or entity, with or without consideration.

10.6.       Option Non-transferable. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and only Optionee or his or her legal representative or guardian may exercise the Option during Optionee’s lifetime.

10.7.       No Right to Employment. Nothing in this Option shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee’s employment, consulting or advising at any time, nor confer upon Optionee any right to continue in the employ of, consult with or advise the Company or any of its Affiliates.

10.8.       Delivery of Plan to Optionee. Optionee acknowledges that a copy of the Plan has been delivered to Optionee and that Optionee has read the Plan prior to signing this Agreement.

10.9.       Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

10.10.     Miscellaneous. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose.   Except as specifically provided herein, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

10.11.     Tax Treatment. Optionee acknowledges that the tax treatment of the Option, the Option Shares or any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by the Plan or this Agreement. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

10.12.     Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.  Notwithstanding the foregoing or anything to the contrary herein, if the Optionee is a party to an employment, consulting, change-in-control, severance or other applicable written agreement with the Company that modifies or supplements the terms of this Agreement (each, a “Superseding Agreement”), or is the subject of a resolution by the board of directors of the Company or its compensation committee evidencing the grant of an award that modifies or supplements the terms of this Agreement (a “Resolution”), such modified or supplemented terms shall control in the event of any conflict between such terms and the terms of this Agreement, provided that in the event that the Superseding Agreement or Resolution is silent on a matter addressed in this Agreement, then such silence is not a conflict. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under the Plan.

The signature page of this Agreement consists of the Certificate.